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                                                                   Exhibit 4.2.1

                                 AMENDMENT NO. 1
                               TO RIGHTS AGREEMENT

         This AMENDMENT No. 1 TO RIGHTS AGREEMENT (the "Amendment") is entered into as of the 8th day of November, 1999 between Aironet Wireless Communications, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation, as rights agent (the "Rights Agent") pursuant to the Rights Agreement dated as of June 25, 1999 (the "Rights Agreement") by and between the parties hereto, and at the direction of the Company. Capitalized terms not otherwise defined herein shall have the meanings given them in the Rights Agreement.

                                    RECITALS

         WHEREAS, on November 8, 1999, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution of that certain Agreement and Plan of Merger and Reorganization dated as of November 8, 1999, as the same may be amended from time to time (the "Merger Agreement"), between Cisco Systems, Inc., a California corporation ("Cisco"), Osprey Acquisition Corporation, a Delaware corporation (the "Merger Sub"), and the Company, pursuant to which Merger Agreement, among other things, the Merger Sub shall merge with and into the Company and the Company shall become a wholly-owned subsidiary of Cisco (the "Merger");

         WHEREAS, in connection with the Merger Agreement, the Company shall grant an option to purchase shares of Common Stock of the Company to Cisco (the "Cisco Option") and whereas certain of the officers, directors and stockholders of the Company shall enter into Stockholder Agreements (the "Stockholder Agreements") with, and grant proxies (the "Proxies") to, Cisco;

         WHEREAS, Telxon Corporation is a Record Date Owner;

         WHEREAS, Telxon Corporation ("Telxon") owns all issued and outstanding stock of The Retail Technology Group, Inc., a Delaware corporation ("Tsub");

         WHEREAS, prior to the execution of the Merger Agreement, the Stockholder Agreements or the Proxies, Telxon shall transfer ownership of each and every share of the Company then owned by Telxon to Tsub;

         WHEREAS, no Distribution Date under the Rights Agreement has occurred and the Company is executing this Amendment, and directing the Rights Agent to execute this Amendment pursuant to Section 27 of the Rights Agreement.

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                                    AGREEMENT

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

         1. Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

             "(a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement, including, without limitation the restrictions on exercisability set forth in Section 7(e), Section 11(a)(ii) and
             Section 24(a)) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock (or, following a triggering event, other securities, cash or other assets, as the case may be) as to which such Rights are exercisable, at or prior to the earlier of
             (i) the later of (A) June 24, 2009 and (B) the date two (2) years after any Distribution Date occurring prior to June 24, 2009 (the later of such dates described in clauses (i)(A) and (i)(B) above in this Section 7(a) being referred to in this Agreement as the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in Section 24 hereof or (iii) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger and Reorganization dated as of November 8, 1999, as the same may be amended from time to time, between Cisco Systems, Inc., a California corporation ("Cisco"), Osprey Acquisition Corporation, a Delaware corporation (the "Merger Sub") and the Company (the "Merger Agreement"), pursuant to which Merger Agreement, among other things, the Merger Sub shall merge with and into the Company and the Company shall become a wholly-owned subsidiary of Cisco (the "Merger") (the earlier of such dates described in clauses (i), (ii) and (iii) above in this Section 7(a) being referred to in this Agreement as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock, regardless of whether the legends provided for in Section 3(c) of this Agreement are reflected on the certificate evidencing such Common Stock."


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         2.  Section 34 of the Rights Agreement is hereby added as follows:

                          "Section 34. Cisco Transaction. Notwithstanding any
             provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date, Section 11(a)(ii) Event, Section 13 Event or Triggering Event shall be deemed to have occurred, neither Cisco nor any Affiliate or Associate of Cisco shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement, Cisco Option, Stockholder Agreements and/or the Proxies or (y) the consummation of the transactions contemplated under the Merger Agreement in accordance with the terms thereof (including, without limitation, the consummation of the Merger)."

         3.  Section 35 of the Rights Agreement is hereby added as follows:

                          "Section 35. Telxon Transfer. Notwithstanding any
             provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date, Section 11(a)(ii) Event, Section 13 Event or Triggering Event shall be deemed to have occurred, neither Telxon or Tsub nor any Affiliate or Associate of either shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement by reason of a transfer prior to execution of the Merger Agreement, if ever, by Telxon to Tsub of Telxon's entire beneficial ownership of each and every share of Common Stock and the Rights associated therewith, provided neither Telxon nor any other Person is an Acquiring Person immediately prior to the time of transfer, and upon such transfer Telxon and Tsub shall each be deemed a Record Date Owner as defined in clause vi of the definition of 'Exempt Person.'"

         4. Except as amended hereby the Rights Agreement shall remain unchanged and shall remain in full force and effect.

         5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Faxed executed counterparts shall be originals.

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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to
Rights Agreement to be executed by their respective duly authorized representatives as of the date first above written.

                                          AIRONET WIRELESS COMMUNICATIONS, INC.

                                          By:    /s/ Roger J. Murphy
                                                 ------------------------------
                                          Name:  Roger J. Murphy
                                                 ------------------------------
                                          Title: President and CEO
                                                 ------------------------------

         The undersigned Secretary of Aironet Wireless Communication's Inc. ("Aironet") hereby certifies that this Amendment has been duly adopted by the Board of Directors of Aironet, and the officer signatory hereto is duly authorized to execute this Amendment.


                            /s/ Jay R. Faeges
                            --------------------------------------------------
                            Jay R. Faeges, Secretary


                            HARRIS TRUST AND SAVINGS BANK,
                                                  As Rights Agent

                            By:    /s/ Deborah J. Hokinson
                                   -------------------------------------------
                            Name:  Deborah J. Hokinson
                                   -------------------------------------------
                            Title: Assistant Vice President
                                   -------------------------------------------



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